                                                                    EXHIBIT 99.1

                                                          Contact: Sondra Fowler
                                                                  (281) 293-4595


          CONOCO TO COMBINE ITS CLASS A AND CLASS B SHARES INTO A NEW,
                          SINGLE CLASS OF COMMON STOCK

         HOUSTON (July 17, 2001) -- Conoco Inc. (NYSE: COC.A) (NYSE COC.B) today announced that its Board of Directors has approved, and recommended to the stockholders for approval, the elimination of Conoco's dual class capital structure by combining the company's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis.

         The transaction is subject to the approval of Conoco Class A stockholders and Class B stockholders voting together as a single class, and to the approval of the Class B stockholders voting as a separate class. The current dual class structure was established in connection with Conoco's 1998 initial public offering (IPO) of Class A common stock. At the time of the IPO, Conoco's former sole stockholder, E.I. du Pont de Nemours and Company, retained ownership of all of the Class B common stock, representing approximately 92 percent of the voting power and 70 percent of all outstanding Conoco stock. Such Class B common stock was subsequently distributed to the DuPont stockholders.

         DuPont received a ruling from the Internal Revenue Service that the distribution would be tax free to DuPont and its stockholders. DuPont recently received a supplemental ruling from the Internal Revenue Service confirming that the proposed combination will not affect the prior letter ruling.

         "Having a single publicly traded class of common stock will eliminate the


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CONOCO TO COMBINE ITS CLASS A AND CLASS B SHARES INTO A NEW, SINGLE CLASS OF COMMON STOCK
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confusion that resulted from the dual class structure, and will end trading disparities that existed between the Class A and Class B stock," said Conoco Chairman and CEO Archie Dunham. "This also is expected to increase the overall liquidity of Conoco's common stock."

         After the transaction, the holders of the new common stock will have one vote per share on all matters submitted to a stockholder vote. Class B stockholders currently have five votes per share.

         Conoco intends to call a special meeting as soon as practicable to obtain the approval of its stockholders. A complete description of the proposal will be included in the proxy statement for the special meeting, and stockholders are encouraged to read the proxy statement before making any decision with respect to the proposal.

         Conoco is a major, integrated energy company headquartered in Houston and active in more than 40 countries.

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07/17/01
http://www.conoco.com

Note: Conoco will file the proxy statement for the special meeting with the Securities and Exchange Commission. Conoco urges its stockholders to read the proxy statement because it will contain important information about the proposal and the interests of the participants in the solicitation of proxies. A free copy of the proxy statement (when it is available) and other documents filed electronically by Conoco with the SEC can be obtained at the SEC's website at http://www.sec.gov. Conoco stockholders may also obtain a free copy of the proxy statement (when it is available) and these other documents by directing requests to Conoco, Attention: Shareholder Relations Department.

This release contains "forward-looking statements", as defined in the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements that are not historical facts, including statements accompanied by words such as "believe," "expect," "estimate," "intend," or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. Among the factors that could cause such differences include, but are not limited to: risks associated with implementing the combination; risks that the stockholders of the company may not approve and/or the company may not implement the combination; and risks associated with the company's inability to predict the effect of the proposal or its enactment on the prices of either its Class A common stock or its Class B common stock or the new common stock to be issued.